UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8      Other Events

Item 8.01      Other Events.

On November 9, 2015, American Financial Group, Inc. (the “Registrant”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters, relating to the issuance and sale of $150,000,000 of aggregate principal amount of the Registrant’s 6% Subordinated Debentures due 2055 (the “Debentures”).

The Debentures are being offered and sold by the Registrant pursuant to a registration statement on Form S-3 (File No. 333-202421).

Section 9 — Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.

(d)  Exhibits.

1	Purchase Agreement dated as of November 9, 2015 among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC as representatives of the several underwriters

5	Opinion of Keating Muething & Klekamp PLL

8	Tax Opinion of Keating Muething & Klekamp PLL

23.1	Consents of Keating Muething & Klekamp PLL (included in Exhibit 5 and Exhibit 8)

23.2	Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: November 10, 2015	By:	/s/ Mark A. Weiss
Mark A. Weiss
Vice President

3